Exhibit 99.1

PCB Bancorp Announces Stock Repurchase Program
Los Angeles, California - August 3, 2023 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of PCB Bank, announced that on August 2, 2023, its Board of Directors approved a stock repurchase program authorizing the repurchase of up to 720,000 shares of the Company’s outstanding common stock, which is approximately 5% of the outstanding shares. The stock repurchase program expires on August 2, 2024.
Under the stock repurchase program, beginning on August 8, 2023, the Company may purchase shares of its common stock from time to time through various means such as open market transactions, including block purchases, and privately negotiated transactions. The number of shares repurchased and the timing, manner, price and amount of any repurchases will be determined at the Company’s discretion. Factors include, but are not limited to, stock price, trading volume and general market conditions, along with the Company’s general business conditions. The program may be suspended or discontinued at any time and does not obligate the company to acquire any specific number of shares of its common stock.
As part of the stock repurchase program, the Company intends to enter into a trading plan adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The 10b5-1 trading plan would permit common stock to be repurchased at a time that the Company might otherwise be precluded from doing so under insider trading laws or self-imposed trading restrictions. The 10b5-1 trading plan will be administered by an independent broker and will be subject to price, market volume and timing restrictions.
About PCB Bancorp
PCB Bancorp is the bank holding company for PCB Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to the health of the national and local economies including the impact to the Company and its customers resulting from changes to, and the level of, inflation and interest rates; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance; the impact of adverse developments at other banks, including bank failures, that impact general sentiment regarding the stability and liquidity of banks that could affect the Company’s financial performance and stock price; changes to valuations of the Company’s assets and liabilities including the allowance for credit losses, earning assets, and intangible assets; changes to the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; the Company's ability to attract and retain skilled employees, customers' service expectations; cyber security risks; the Company's ability to successfully deploy new technology; acquisitions and branch and loan production office expansions; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; costs related to litigation; changes in laws, rules, regulations, or interpretations to which the Company is subject; the effects of severe weather events, pandemics, other public health crises, acts of war or terrorism, and other external events on our business. These and other important factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other filings the Company makes with the SEC, which are available at the SEC’s Internet site (http://www.sec.gov) or from the Company without charge. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.

Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

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